DELOITTE &
   TOUCHE
----------------

                                            ------------------------------------
                                Deloitte & Touche LLP   Telephone (714) 436-71
                                Suite 1200              Facsimile (714) 436-72
                                695 Town Center Drive
                                Costa Mesa. California 92626-1924


December 23, 1998


Securities end Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC- 20549


Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Spectrum Laboratories, Inc., dated December 17, 1998.

Yours truly,

/s/ Deloitte & Touche LLP



----------------
DELOITTE TOUCHE
TOHMATSU
----------------